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                                                                  EXHIBIT 4.5(i)


              FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

          FIRST AMENDMENT, dated as of October 7, 2005 (this "Amendment"), to the Guarantee and Collateral Agreement, dated as of November 4, 1999 (as amended, supplemented, or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), among TENNECO AUTOMOTIVE INC., a Delaware corporation (the "Borrower"), TENNECO AUTOMOTIVE OPERATING COMPANY INC., TENNECO INTERNATIONAL HOLDING CORP., TENNECO GLOBAL HOLDINGS INC., THE PULLMAN COMPANY, TMC TEXAS INC. and CLEVITE INDUSTRIES INC. (collectively, the "Grantors"), JPMORGAN CHASE BANK, N.A., a national banking association (as successor to The Chase Manhattan Bank), as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrower has entered into the Credit Agreement dated as of September 30, 1999 (as the same has been amended prior to December 12, 2003, the "Original Credit Agreement") with the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), certain other agents, and the Administrative Agent, providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower, as contemplated therein;

          WHEREAS, the Borrower, the Lenders, the Administrative Agent, Citicorp North America, Inc. and Bank of America, N.A., as Co-Documentation Agents, and Deutsche Bank Securities Inc., as Syndication Agent, have entered into that certain Amended and Restated Credit Agreement, dated as of December 12, 2003 (as amended pursuant to First Amendment dated as of April 30, 2004, Second Amendment dated as of November 17, 2004, Third Amendment and Waiver dated as of February 17, 2005, and Fourth Amendment dated as of October 7, 2005 (the "Fourth Amendment"), collectively, the "Amended and Restated Credit Agreement"), which amended and restated in its entirety the Original Credit Agreement. The Original Credit Agreement, as amended by the Amended and Restated Credit Agreement, and as the same may be amended, modified, waived, restated, substituted or otherwise supplemented from time to time, are collectively referred to herein as the "Credit Agreement";

          WHEREAS, the Administrative Agent and the Lenders have requested that the Guarantee and Collateral Agreement be amended as set forth herein;

          WHEREAS, the Borrower and the Grantors are willing to agree to such amendment of the Guarantee and Collateral Agreement, subject to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Grantors, the Lenders, the Administrative Agent and the Other Agents hereby agree as follows:

          1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Guarantee and Collateral Agreement, as amended hereby, are used herein as therein defined.

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          2. Amendments to Guarantee and Collateral Agreement.

             (a) Section 1.1(b) of the Guarantee and Collateral Agreement is hereby amended by substituting the following definitions for the existing definitions:

          "Cash Management Obligation": any obligation of the Borrower or any of its Subsidiaries in respect of (i) overdrafts and related liabilities owed to any Lender (or any Affiliate of a Lender) that arise from treasury, depositary or cash pooling or management services including in connection with any automated clearing house transfers of funds or any similar transactions or (ii) credit and/or purchasing cards issued by any Lender (or any Affiliate of a Lender) to or for the benefit or account of the Borrower or any of its Subsidiaries or their respective employees. For the avoidance of doubt, the parties agree that any obligation of the Borrower or its Subsidiaries to a Lender (or its Affiliate) under any Cash Pooling Agreement to which such Lender (or its Affiliate) is a party constitutes a "Cash Management Obligation" for purposes hereof.

          "Guarantor Obligations": with respect to any Guarantor (i) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, (ii) all obligations of liabilities of such Guarantor under or in respect of Lender Hedge Agreements to which such Guarantor is a party and (iii) all obligations and liabilities of such Guarantor in respect of or in connection with Cash Management Obligations; in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise and whether matured or contingent (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

             (b) Section 2.1 of the Guarantee and Collateral Agreement is amended by inserting the following paragraph as subsection 2.1(f):

             (f) The Borrower hereby unconditionally guarantees to the Administrative Agent, for the ratable benefit of the Lenders (and their Affiliates) and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by its Subsidiaries of their Cash Management Obligations and their obligations and liabilities under the Lender Hedge Agreements.

          3. Acknowledgement of Security Documents.

             (a) Each of the parties hereto hereby agrees with respect to each Security Document to which it is a party that all of its obligations, liabilities and indebtedness under such Security Document shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Fourth Amendment, including its guarantee of the obligations, liabilities and indebtedness of the other Loan Parties under the Credit Agreement.

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             (b) Each of the parties hereto hereby represents and warrants to the Administrative Agent and each Lender that all of the Liens and security interests created and arising under such Security Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Fourth Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Security Documents.

             (c) The Borrower hereby agrees all of the obligations, liabilities and indebtedness of the Borrower under the Credit Agreement are continued in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Fourth Amendment.

          4. Acknowledgement of the Fourth Amendment. The Guarantors hereby acknowledge and agree to all of the terms of the Fourth Amendment.

          5. Effectiveness. This Amendment shall become effective as of the date the Administrative Agent shall have received this Amendment executed and delivered by the Administrative Agent, the Borrower and the Guarantors.

          6. Continuing Effect of the Guarantee and Collateral Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Guarantee and Collateral Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower or the Grantors that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Guarantee and Collateral Agreement are and shall remain in full force and effect.

          7. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopied counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

          8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                       TENNECO AUTOMOTIVE INC.
                                       TENNECO AUTOMOTIVE OPERATING COMPANY INC.
                                       TENNECO INTERNATIONAL HOLDING CORP.
                                       TENNECO GLOBAL HOLDINGS INC.
                                       THE PULLMAN COMPANY
                                       TMC TEXAS INC.
                                       CLEVITE INDUSTRIES INC.



                                       By:  /s/ John E. Kunz
                                          ---------------------------------
                                          Name: John E. Kunz
                                          Title: Vice President and Treasurer



                                       JPMORGAN CHASE BANK, N.A., as
                                       Administrative Agent and as a Lender



                                       By:  /s/ Richard W. Duker
                                          ---------------------------------
                                          Name: Richard W. Duker
                                          Title: Managing Director